Exhibit 23 Consent of Independent Certified Public Accountant

WONG JOHNSON & ASSOCIATES, A PROFESSIONAL CORPORATION

CERTIFIED PUBLIC ACCOUNTANTS

SUITE 102

28936 OLD TOWN FRONT STREET, TEMECULA, CALIFORNIA 92590

TELEPHONE 951-693-1120 FACSIMILE 951-693-1189

March 30, 2005

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated February 26, 2004 for the period July 30, 2003 (date of inception) through December 31, 2003. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such prospectus.

/s/ Wong Johnson & Associates

WONG JOHNSON & ASSOCIATES
A Professional Corporation
Temecula, California